Exhibit 99.1

IAC REPORTS Q3 RESULTS

NEW YORK— October 29, 2013—IAC (Nasdaq: IACI) released third quarter 2013 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q3 2013	Q3 2012	Growth
Revenue	$756.9	$714.5	6%

Operating Income Before Amortization	150.0	106.6	41%
Adjusted Net Income	111.4	67.4	65%
Adjusted EPS	1.29	0.71	82%

Operating Income	122.0	78.0	56%
Net Income	96.9	40.7	138%
GAAP Diluted EPS	1.13	0.43	162%

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

•                                          41% Operating Income Before Amortization growth, the 18th consecutive quarter of double-digit growth

•                                          82% Adjusted EPS growth

•                                          $324.3 million in cash flow from operating activities attributable to continuing operations

•                                          Quarterly cash dividend of $0.24 per share declared, payable on December 1, 2013 to IAC stockholders of record as of the close of business on November 15, 2013

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q3 2013	Q3 2012	Growth
	$ in millions
Revenue
Search & Applications	$407.3	$370.2	10%
Match	201.1	178.2	13%
Local	62.8	84.3	-26%
Media	51.0	52.7	-3%
Other	35.1	29.1	21%
Intercompany Elimination	(0.4)	(0.1)	-482%
	$756.9	$714.5	6%
Operating Income Before Amortization
Search & Applications	$94.6	$69.2	37%
Match	68.4	60.0	14%
Local	12.4	7.8	59%
Media	(8.0)	(12.2)	35%
Other	(1.9)	(2.3)	17%
Corporate	(15.6)	(15.9)	2%
	$150.0	$106.6	41%
Operating Income (Loss)
Search & Applications	$87.8	$69.0	27%
Match	64.8	56.1	16%
Local	9.9	7.3	34%
Media	(8.5)	(13.2)	36%
Other	(2.5)	(2.7)	6%
Corporate	(29.4)	(38.6)	24%
	$122.0	$78.0	56%

Search & Applications

Websites revenue increased primarily due to the contribution from About.com (acquired September 24, 2012) and CityGrid Media (moved from Local to Search & Applications effective July 1, 2013).  Applications revenue increased modestly versus the prior year period.  Profits increased primarily due to lower cost of acquisition as a percentage of revenue and the contribution from About.com.  Operating income in the current year period reflects an increase of $6.7 million in amortization of intangibles primarily related to the acquisition of About.com.

Match

Core, Meetic and Developing revenues grew 7%, 11% and 58% to $118.8 million, $56.3 million and $26.0 million, respectively.  Core and Meetic revenue growth was driven by increased subscribers.  Developing revenue growth was driven by increased subscribers and the contribution of Twoo, which was not in the prior year period.  Operating Income Before Amortization grew in line with revenues.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

Local, Media and Other

Local revenue decreased primarily due to the move of CityGrid Media from Local to Search & Applications.  Media revenue decreased due to the impact from the closure of the Newsweek print business (December 2012).  Excluding the aforementioned items, revenue for the three segments combined grew 21% primarily due to increased revenue at Electus, Vimeo, Felix and Shoebuy and the contribution from Tutor.com, which was not in the prior year period.  Operating Income Before Amortization benefited from the $8.4 million gain on the sale of Rezbook (July 2013) and $5.8 million in net gains related to the sale of Newsweek (August 2013) and shutdown costs associated with the print business (December 2012).  Local operating income also reflects an increase of $2.1 million in amortization of intangibles primarily related to HomeAdvisor.

Corporate

Corporate operating loss in 2013 declined due to a decrease in non-cash compensation expense of $8.9 million primarily due to the vesting of certain awards.

OTHER ITEMS

Interest expense increased due to the 4.75% Senior Notes due 2022, which were issued in December 2012.

Other income, net in Q3 2013 includes an $18.0 million pre-tax gain related to the sale of certain marketable equity securities.

The effective tax rates for continuing operations in Q3 2013 and Q3 2012 were 28% and 37%, respectively.    The effective tax rates for Adjusted Net Income in Q3 2013 and Q3 2012 were 29% and 35%, respectively.  The effective tax rates were lower in Q3 2013 primarily due to the realization of certain deferred tax assets in the current period.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2013, IAC had 83.3 million common and class B common shares outstanding.  As of October 25, 2013, the Company had 10.2 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of September 30, 2013, IAC had $768.0 million in cash and cash equivalents and marketable securities as well as $580.0 million in long-term debt.  The Company has $300.0 million in unused borrowing capacity under its revolving credit facility.

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OPERATING METRICS

	Q3 2013	Q3 2012	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$214.9	$183.0	17%
Applications (b)	192.4	187.2	3%
Total Revenue	$407.3	$370.2	10%

Queries
Websites (c)	3,707	2,801	32%
Applications (d)	5,348	4,926	9%
Total Queries	9,055	7,726	17%

MATCH (in thousands)
Paid Subscribers
Core (e)	1,953	1,792	9%
Meetic (f)	841	768	9%
Developing (g)	514	259	99%
Total Paid Subscribers	3,308	2,818	17%

HOMEADVISOR (in thousands)
Domestic Service Requests (h)	1,630	1,710	-5%
Domestic Accepts (i)	1,895	2,141	-12%

International Service Requests (h)	257	208	23%
International Accepts (i)	308	247	24%

(a)         Websites revenue includes Ask.com, About.com, CityGrid Media and Dictionary.com, excluding downloadable applications related revenue.

(b)         Applications revenue includes B2C and B2B, as well as downloadable applications related revenue from Ask.com and Dictionary.com.

(c)          Websites queries include Ask.com, but exclude Ask.com’s downloadable applications, About.com, CityGrid Media and Dictionary.com.

(d)         Applications queries include B2C and B2B, as well as downloadable applications queries from Ask.com.

(e)          Core consists of Match.com in the United States, Chemistry and People Media.

(f)            Meetic consists of the publicly traded personals company Meetic S.A., excluding Twoo.

(g)         Developing includes OkCupid, DateHookup, Twoo and Match’s international operations, excluding Meetic S.A.

(h)         Fully completed and submitted customer service requests on HomeAdvisor.

(i)            The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	10/25/13	Dilution at:

Share Price			$56.29	$60.00	$65.00	$70.00	$75.00

Absolute Shares as of 10/25/13	83.3		83.3	83.3	83.3	83.3	83.3

RSUs and Other	1.8		1.8	1.8	1.7	1.6	1.6
Options	9.1	$35.28	3.4	3.8	4.2	4.5	4.8

Total Dilution			5.3	5.5	5.9	6.2	6.4
% Dilution			5.9%	6.2%	6.6%	6.9%	7.2%
Total Diluted Shares Outstanding			88.5	88.8	89.2	89.5	89.7

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q3 financial results on Tuesday, October 29, 2013, at 4:30 p.m. Eastern Time (ET).  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast is open to the public at www.iac.com/investors.htm.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands; except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenue	$756,872	$714,470	$2,298,532	$2,035,682
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	248,856	262,275	777,527	722,879
Selling and marketing expense	248,282	235,130	738,349	665,168
General and administrative expense	75,977	93,074	275,216	271,185
Product development expense	35,232	27,596	104,401	82,628
Depreciation	13,489	13,150	44,541	37,490
Amortization of intangibles	13,032	5,212	45,247	18,058
Total costs and expenses	634,868	636,437	1,985,281	1,797,408

Operating income	122,004	78,033	313,251	238,274

Equity in losses of unconsolidated affiliates	(3,253)	(3,298)	(4,422)	(28,208)
Interest expense	(7,623)	(1,391)	(22,944)	(4,102)
Other income, net	16,719	447	18,373	2,835
Earnings from continuing operations before income taxes	127,847	73,791	304,258	208,799
Income tax provision	(36,126)	(27,606)	(101,288)	(83,360)
Earnings from continuing operations	91,721	46,185	202,970	125,439
Earnings (loss) from discontinued operations, net of tax	3,914	(5,624)	1,902	(6,581)
Net earnings	95,635	40,561	204,872	118,858
Net loss (earnings) attributable to noncontrolling interests	1,305	156	3,995	(331)
Net earnings attributable to IAC shareholders	$96,940	$40,717	$208,867	$118,527

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$1.12	$0.52	$2.47	$1.46
Diluted earnings per share from continuing operations	$1.08	$0.49	$2.39	$1.35

Basic earnings per share	$1.17	$0.46	$2.50	$1.38
Diluted earnings per share	$1.13	$0.43	$2.41	$1.28

Dividends declared per common share	$0.24	$0.24	$0.72	$0.48

Non-cash compensation expense by function:
Cost of revenue	$700	$1,550	$2,001	$4,775
Selling and marketing expense	820	1,386	2,000	3,512
General and administrative expense	11,478	18,850	31,685	52,378
Product development expense	1,367	1,565	3,162	4,593
Total non-cash compensation expense	$14,365	$23,351	$38,848	$65,258

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	September 30,	December 31,
	2013	2012
ASSETS

Cash and cash equivalents	$741,652	$749,977
Marketable securities	26,340	20,604
Accounts receivable, net	209,949	229,830
Other current assets	151,980	156,339
Total current assets	1,129,921	1,156,750

Property and equipment, net	290,470	270,512
Goodwill	1,672,705	1,616,154
Intangible assets, net	458,371	482,904
Long-term investments	164,170	161,278
Other non-current assets	89,145	118,230
TOTAL ASSETS	$3,804,782	$3,805,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt	$—	$15,844
Accounts payable, trade	72,966	98,314
Deferred revenue	161,950	155,499
Accrued expenses and other current liabilities	366,635	355,232
Total current liabilities	601,551	624,889

Long-term debt, net of current maturities	580,000	580,000
Income taxes payable	411,172	479,945
Deferred income taxes	326,109	323,403
Other long-term liabilities	65,175	31,830

Redeemable noncontrolling interests	32,779	58,126

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	251	251
Class B convertible common stock	16	16
Additional paid-in capital	11,585,545	11,607,367
Accumulated deficit	(109,652)	(318,519)
Accumulated other comprehensive loss	(6,625)	(32,169)
Treasury stock	(9,734,479)	(9,601,218)
Total IAC shareholders’ equity	1,735,056	1,655,728
Noncontrolling interests	52,940	51,907
Total shareholders’ equity	1,787,996	1,707,635
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,804,782	$3,805,828

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities attributable to continuing operations:
Net earnings	$204,872	$118,858
Less: earnings (loss) from discontinued operations, net of tax	1,902	(6,581)
Earnings from continuing operations	202,970	125,439
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	38,848	65,258
Depreciation	44,541	37,490
Amortization of intangibles	45,247	18,058
Excess tax benefits from stock-based awards	(26,430)	(23,486)
Deferred income taxes	(5,939)	5,410
Equity in losses of unconsolidated affiliates	4,422	28,208
Acquisition-related contingent consideration fair value adjustment	6,339	—
Gain on sales of long-term investments	(18,141)	(1,876)
Gain on sales of assets	(14,755)	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	10,810	(16,443)
Other current assets	(19,916)	(9,749)
Accounts payable and other current liabilities	(6,159)	18,700
Income taxes payable	48,136	52,965
Deferred revenue	(1,406)	10,575
Other, net	15,763	13,058
Net cash provided by operating activities attributable to continuing operations	324,330	323,607
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(39,457)	(377,123)
Capital expenditures	(64,114)	(32,363)
Proceeds from maturities and sales of marketable debt securities	12,502	79,353
Purchases of marketable debt securities	—	(47,902)
Proceeds from sales of long-term investments	42,286	12,744
Purchases of long-term investments	(26,605)	(10,031)
Other, net	8,904	(12,264)
Net cash used in investing activities attributable to continuing operations	(66,484)	(387,586)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(168,376)	(434,041)
Net proceeds from stock-based award activities	6,456	320,070
Dividends	(58,882)	(43,695)
Excess tax benefits from stock-based awards	26,430	23,486
Purchase of noncontrolling interests	(55,561)	(4,891)
Principal payments on long-term debt	(15,844)	—
Other, net	(3,386)	195
Net cash used in financing activities attributable to continuing operations	(269,163)	(138,876)
Total cash used in continuing operations	(11,317)	(202,855)
Total cash provided by (used in) discontinued operations	2,257	(1,866)
Effect of exchange rate changes on cash and cash equivalents	735	2,347
Net decrease in cash and cash equivalents	(8,325)	(202,374)
Cash and cash equivalents at beginning of period	749,977	704,153
Cash and cash equivalents at end of period	$741,652	$501,779

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities attributable to continuing operations	$324.3	$323.6
Capital expenditures	(64.1)	(32.4)
Tax refunds related to sales of a business and an investment	(0.6)	(1.9)
Free Cash Flow	$259.6	$289.3

For the nine months ended September 30, 2013, consolidated Free Cash Flow decreased $29.7 million from the prior year period due to higher capital expenditures.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net earnings attributable to IAC shareholders	$96,940	$40,717	$208,867	$118,527
Non-cash compensation expense	14,365	23,351	38,848	65,258
Amortization of intangibles	13,032	5,212	45,247	18,058
Acquisition-related contingent consideration fair value adjustment	632	—	6,339	—
News_Beast re-measurement loss	—	3,000	—	21,629
Gain on sale of VUE interests and related effects	1,015	1,044	3,032	2,579
Discontinued operations, net of tax	(3,914)	5,624	(1,902)	6,581
Impact of income taxes and noncontrolling interests	(10,629)	(11,499)	(33,377)	(35,767)
Adjusted Net Income	$111,441	$67,449	$267,054	$196,865

GAAP Basic weighted average shares outstanding	83,094	88,296	83,636	85,766
Options, warrants and RSUs, treasury method	2,978	6,394	3,032	7,026
GAAP Diluted weighted average shares outstanding	86,072	94,690	86,668	92,792
Impact of RSUs	530	867	442	2,430
Adjusted EPS shares outstanding	86,602	95,557	87,110	95,222

Diluted earnings per share	$1.13	$0.43	$2.41	$1.28

Adjusted EPS	$1.29	$0.71	$3.07	$2.07

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended September 30, 2013
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Acquisition- related contingent consideration fair value adjustment	Operating income (loss)
Search & Applications (a)	$94.6	$—	$(6.9)	$—	$87.8
Match	68.4	(0.3)	(2.7)	(0.6)	64.8
Local	12.4	—	(2.6)	—	9.9
Media	(8.0)	(0.2)	(0.3)	—	(8.5)
Other	(1.9)	—	(0.6)	—	(2.5)
Corporate	(15.6)	(13.8)	—	—	(29.4)
Total	$150.0	$(14.4)	$(13.0)	$(0.6)	$122.0

(a) Includes the results of The About Group
The About Group	$12.1	$—	$(6.5)	$—	$5.6

Supplemental: Depreciation
Search & Applications	$3.9
Match	5.0
Local	1.3
Media	0.5
Other	0.4
Corporate	2.4
Total depreciation	$13.5

	For the three months ended September 30, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$69.2	$—	$(0.1)	$69.0
Match	60.0	(0.6)	(3.3)	56.1
Local	7.8	—	(0.5)	7.3
Media	(12.2)	(0.1)	(0.9)	(13.2)
Other	(2.3)	(0.1)	(0.4)	(2.7)
Corporate	(15.9)	(22.7)	—	(38.6)
Total	$106.6	$(23.4)	$(5.2)	$78.0

Supplemental: Depreciation
Search & Applications	$3.3
Match	4.5
Local	2.5
Media	0.4
Other	0.3
Corporate	2.1
Total depreciation	$13.1

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the nine months ended September 30, 2013
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Acquisition- related contingent consideration fair value adjustment	Operating income (loss)
Search & Applications (b)	$284.3	$—	$(20.2)	$—	$264.1
Match	182.4	(0.5)	(11.3)	(6.3)	164.2
Local	13.4	—	(10.9)	—	2.5
Media	(19.9)	(0.6)	(0.8)	—	(21.3)
Other	(7.8)	—	(2.0)	—	(9.8)
Corporate	(48.7)	(37.6)	—	—	(86.3)
Total	$403.7	$(38.8)	$(45.2)	$(6.3)	$313.3

(b) Includes the results of The About Group
The About Group	$40.5	$—	$(19.4)	$—	$21.1

Supplemental: Depreciation
Search & Applications	$14.1
Match	14.4
Local	6.4
Media	1.6
Other	1.0
Corporate	7.0
Total depreciation	$44.5

	For the nine months ended September 30, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$216.8	$—	$(0.2)	$216.6
Match	160.0	(2.0)	(14.8)	143.1
Local	23.6	—	(0.8)	22.8
Media	(25.4)	(0.6)	(1.2)	(27.2)
Other	(5.4)	(0.1)	(1.1)	(6.6)
Corporate	(47.9)	(62.6)	—	(110.5)
Total	$321.6	$(65.3)	$(18.1)	$238.3

Supplemental: Depreciation
Search & Applications	$10.0
Match	11.8
Local	7.7
Media	0.9
Other	0.8
Corporate	6.3
Total depreciation	$37.5

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Operating Income Before Amortization is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) acquisition-related contingent consideration fair value adjustments and (5) one-time items.  We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses.  Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) acquisition-related contingent consideration fair value adjustments, (5) income or loss effects related to IAC’s former passive ownership in VUE, (6) the re-measurement loss recorded upon acquiring control of News_Beast, (7) one-time items and (8) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

One-Time Items

Operating Income Before Amortization and Adjusted Net Income are presented before one-time items, if applicable.  These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules.  GAAP results include one-time items.  For the periods presented in this release, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Amortization of intangibles (including impairment of intangibles, if applicable) and goodwill impairment (if applicable) are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Acquisition-related contingent consideration fair value adjustments are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 4:30 p.m. Eastern Time on October 29, 2013, may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and internet company comprised of more than 150 brands and products, including Ask.com, About.com, Match.com, HomeAdvisor.com and Vimeo.com.  Focused in the areas of search, applications, online dating, local and media, IAC’s family of websites is one of the largest in the world, with more than a billion monthly visits across more than 30 countries.  The Company is headquartered in New York City with offices in various locations throughout the U.S. and internationally.  To view a full list of IAC’s companies, please visit our website at www.iac.com.

Contact Us

IAC Investor Relations

Nick Stoumpas

(212) 314-7400

IAC Corporate Communications

Justine Sacco

(212) 314-7326

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

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